SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 27, 2002
(To Prospectus dated December 14, 2001)


                              CWABS MASTER TRUST
                       (for the Series 2002-C Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor


                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2002-C

                                 ------------



---------------------------
The notes represent
obligations of the              The Notes
CWABS Master Trust
for the Series 2002-C           o  This supplement relates to the offering of
Subtrust only and not of           the notes of the series referenced above.
any other series trus of           This supplement does not contain complete
the CWABS Master                   information about the offering of the
Trust and do not                   notes. Additional information is contained
represent an interest in           in the prospectus supplement dated March
or obligation of                   27, 2002, prepared in connection with the
CWABS, Inc.,                       offering of the notes of the series
Countrywide Home                   referenced above, as supplemented by the
Loans, Inc., or any of             supplements to the prospectus supplement
their affiliates.                  dated September 27, 2002, October 11, 2002
                                   and October 29, 2002 and in the prospectus
This supplement may be             of the depositor dated December 14, 2001.
used to offer and sell the         You are urged to read this supplement, the
noes only if                       prospectus supplement, the supplements
accompanied by the                 described above and the prospectus in full.
prospectus supplement
and the prospectus.             o  As of July 15, 2003, the note principal
---------------------------        balance of the notes was $702,032,075.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 24, 2003

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of July 1, 2003 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 24,915 mortgage loans having an aggregate principal balance of approximately $709,098,162.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                                                          As of July 1, 2003
                                                                                 --------------------------------------


Total Number of Mortgage Loans.................................................     24,915
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days............................................................          0.37%
         60-89 days............................................................          0.07%
         90 days or more (excluding pending foreclosures)......................          0.26%
                                                                                         -----
         Total Delinquencies...................................................          0.70%
                                                                                         =====
Foreclosures Pending...........................................................          0.10%
                                                                                         -----
Total Delinquencies and foreclosures pending...................................          0.80%
                                                                                         =====

--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.

     No Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At June 30, 2003, Countrywide and its consolidated subsidiaries provided servicing for approximately $559.124 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2003, Countrywide provided servicing for approximately $13.66 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                  As of December 31, 2000      As of December 31, 2001      As of December 31, 2002      As of December 31, 2003
              ---------------------------------------------------------------------------------------------------------------------
                  Principal                    Principal                    Principal                    Principal
                   Balance      Percentage      Balance       Percentage     Balance       Percentage     Balance        Percentage
              ----------------- ---------- ----------------- ---------- ------------------ ---------- ------------------ ----------
Portfolio.....$3,748,790,561.82      --    $5,479,012,451.54      --    $10,640,766,181.58     --     $13,656,070,639.30    --
Delinquency
percentage
  30-59 Days..   $14,580,950.53     0.39%     $28,456,872.07     0.52%      $42,864,688.91    0.40%     44,484,327.77      0.33%
  60-89 Days..     4,626,810.83     0.12%       7,555,089.12     0.14%       10,661,957.76    0.10%      9,925,970.13      0.07%
  90+ Days....    10,660,110.74     0.28%      21,422,742.71     0.39%       19,421,702.11    0.18%     19,980,288.24      0.15%
              ----------------- ---------- ----------------- ---------- ------------------ ---------- ------------------ ----------
      Total...   $29,867,872.10     0.80%     $57,434,703.90     1.05%      $72,948,348.78    0.69%     74,390,586.14      0.54%
Foreclosure
Rate..........    $1,232,842.13     0.03%      $3,142,409.33     0.06%      $ 6,603,778.76    0.06%      9,335,468.72      0.07%
Bankruptcy
Rate..........    $9,192,831.89     0.25%     $12,681,563.87     0.23%      $43,053,210.55    0.40%     64,900,901.91      0.48%


                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of July 15, 2003, the Note Principal Balance of the notes was $702,032,075. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The July 2003 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

                               THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in Mortgage Pool                                                        Range
(As of the Reference Date)                                                               -----

Aggregate Principal Balance                                        $709,098,162

Weighted Average Loan Rate                                                6.04%   2.88%   to      10.63%
Weighted Average Gross Margin                                             1.80%   0.00%   to       6.60%
Weighted Average Maximum Mortgage Rate                                   17.77%   8.75%   to      23.99%
Average Principal Balance                                               $28,461      $0   to    $999,404
Average Credit Limit                                                    $37,999  $4,073   to  $1,100,000
Weighted Average Scheduled Remaining Term (months)                          283     103   to         292
Weighted Average Combined Loan-to-Value Ratio                            82.01%   4.53%   to     100.00%
Average Credit Limit Utilization Rate                                    74.90%   0.00%   to     100.00%

Loan Programs

                                                                                                       Percentage of
                                              Number of               Aggregate Unpaid      Reference Date Aggregate
Loan Programs                            Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
5 Yr Draw, 5 Yr Repay                                46                       $841,066                          0.12 %
5 Yr Draw, 10 Yr Repay                               36                     $1,685,266                          0.24
10 Yr Draw, 10 Yr Repay                             502                    $10,052,093                          1.42
10 Yr Draw, 15 Yr Repay                          24,249                   $693,603,509                         97.81
15 Yr Draw, 0 Yr Repay                               18                       $809,827                          0.11
15 Yr Draw, 10 Yr Repay                              64                     $2,106,401                          0.30
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================



Principal Balances

                                                                                                       Percentage of
Range of                                      Number of               Aggregate Unpaid      Reference Date Aggregate
Principal Balances                       Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                5,185                    $19,042,587                          2.69 %
$ 10,000.01 to $ 20,000                           6,885                   $105,033,591                         14.81
$ 20,000.01 to $ 30,000                           5,386                   $135,465,498                         19.10
$ 30,000.01 to $ 40,000                           2,732                    $95,175,069                         13.42
$ 40,000.01 to $ 50,000                           1,724                    $78,402,685                         11.06
$ 50,000.01 to $ 60,000                             793                    $43,651,731                          6.16
$ 60,000.01 to $ 70,000                             513                    $33,590,774                          4.74
$ 70,000.01 to $ 80,000                             364                    $27,332,303                          3.85
$ 80,000.01 to $ 90,000                             302                    $25,718,363                          3.63
$ 90,000.01 to $100,000                             380                    $36,681,977                          5.17
$100,000.01 to $125,000                             211                    $23,932,558                          3.38
$125,000.01 to $150,000                             222                    $31,368,816                          4.42
$150,000.01 to $175,000                              48                     $7,838,741                          1.11
$175,000.01 to $200,000                              46                     $8,768,727                          1.24
$200,000.01 to $225,000                              30                     $6,364,330                          0.90
$225,000.01 to $250,000                              29                     $6,970,331                          0.98
$250,000.01 to $275,000                              14                     $3,660,695                          0.52
$275,000.01 to $300,000                              12                     $3,488,487                          0.49
$300,000.01 to $325,000                               5                     $1,586,555                          0.22
$325,000.01 to $350,000                               7                     $2,397,314                          0.34
$350,000.01 to $375,000                               5                     $1,826,080                          0.26
$375,000.01 to $400,000                               6                     $2,329,437                          0.33
$400,000.01 to $425,000                               4                     $1,671,029                          0.24
$425,000.01 to $450,000                               2                       $867,394                          0.12
$450,000.01 to $475,000                               1                       $465,827                          0.07
$475,000.01 to $500,000                               5                     $2,489,641                          0.35
$500,000.01 to $525,000                               1                       $518,218                          0.07
$600,000.01 to $625,000                               1                       $620,000                          0.09
$825,000.01 to $850,000                               1                       $840,000                          0.12
$975,000.01 to $1,000,000                             1                       $999,404                          0.14
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================

Loan Rates

                                                                                                       Percentage of
Range of Loan                                 Number of               Aggregate Unpaid      Reference Date Aggregate
Rates (%)                                Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
2.501 - 3.000                                         1                        $42,683                          0.01 %
4.001 - 4.500                                     3,194                   $117,078,452                         16.51
4.501 - 5.000                                     2,666                    $94,376,271                         13.31
5.001 - 5.500                                     1,450                    $49,212,512                          6.94
5.501 - 6.000                                     1,081                    $29,048,083                          4.10
6.001 - 6.500                                     6,801                   $147,221,815                         20.76
6.501 - 7.000                                     4,076                   $121,887,767                         17.19
7.001 - 7.500                                     2,165                    $55,316,939                          7.80
7.501 - 8.000                                     2,650                    $75,229,071                         10.61
8.001 - 8.500                                       356                     $8,671,664                          1.22
8.501 - 9.000                                       347                     $8,541,396                          1.20
9.001 - 9.500                                        83                     $1,571,928                          0.22
9.501 - 10.000                                       22                       $223,266                          0.03
10.001 - 10.500                                      17                       $506,472                          0.07
10.501 - 11.000                                       6                       $169,843                          0.02
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================







Months Remaining to Maturity

                                                                                                       Percentage of
Months Remaining to                           Number of               Aggregate Unpaid      Reference Date Aggregate
Maturity                                 Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
97 - 108                                             46                       $841,066                          0.12 %
145 - 156                                             1                       $136,708                          0.02
157 - 168                                            53                     $2,358,385                          0.33
205 - 216                                             1                        $18,797                          0.00
217 - 228                                           501                    $10,033,296                          1.41
265 - 276                                           130                     $4,781,299                          0.67
277 - 288                                        24,182                   $690,921,393                         97.44
289 - 300                                             1                         $7,218                          0.00
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================

Combined Loan-to-Value Ratios

                                                                                                       Percentage of
Range of                                      Number of               Aggregate Unpaid      Reference Date Aggregate
Combined Loan-to-Value Ratios            Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
0 -10.00                                             36                       $751,782                          0.11 %
10.01-20.00                                         115                     $4,285,380                          0.60
20.01-30.00                                         152                     $5,134,526                          0.72
30.01-40.00                                         292                     $8,989,263                          1.27
40.01-50.00                                         545                    $19,183,266                          2.71
50.01-60.00                                       1,003                    $32,086,212                          4.52
60.01-70.00                                       2,413                    $81,722,311                         11.52
70.01-80.00                                       3,732                   $128,393,176                         18.11
80.01-90.00                                       9,951                   $238,090,773                         33.58
90.01-100.00                                      6,676                   $190,461,472                         26.86
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================

Geographic Distribution

                                                                                                       Percentage of
                                              Number of               Aggregate Unpaid      Reference Date Aggregate
State                                    Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
Alabama                                             411                  $8,287,490.00                          1.17 %
Alaska                                               47                  $1,358,372.00                          0.19
Arizona                                             839                 $21,552,988.00                          3.04
California                                         5643                $211,908,373.00                         29.88
Colorado                                           1178                 $37,755,992.00                          5.32
Connecticut                                         238                  $8,154,599.00                          1.15
Delaware                                             41                  $1,052,103.00                          0.15
District Of Columbia                                 32                  $1,045,083.00                          0.15
Florida                                            1572                 $39,483,885.00                          5.57
Georgia                                             717                 $18,364,044.00                          2.59
Hawaii                                              174                  $5,791,936.00                          0.82
Idaho                                               315                  $6,685,248.00                          0.94
Illinois                                            908                 $23,958,849.00                          3.38
Indiana                                             525                 $10,447,717.00                          1.47
Iowa                                                147                  $2,520,511.00                          0.36
Kansas                                              340                  $7,745,460.00                          1.09
Kentucky                                            187                  $4,929,042.00                           0.7
Louisiana                                           230                  $4,814,052.00                          0.68
Maine                                                74                  $1,375,103.00                          0.19
Maryland                                            364                 $10,195,964.00                          1.44
Massachusetts                                       452                 $14,583,042.00                          2.06
Michigan                                           1212                 $28,687,062.00                          4.05
Minnesota                                           340                  $7,763,974.00                          1.09
Mississippi                                          83                  $1,603,432.00                          0.23
Missouri                                            445                  $9,236,943.00                           1.3
Montana                                             106                  $2,581,092.00                          0.36
Nebraska                                             66                  $1,439,571.00                           0.2
Nevada                                              424                 $11,616,524.00                          1.64
New Hampshire                                       122                  $3,218,624.00                          0.45
New Jersey                                          678                 $22,753,281.00                          3.21
New Mexico                                          181                  $4,947,112.00                           0.7
New York                                            665                 $24,427,913.00                          3.44
North Carolina                                      615                 $13,872,089.00                          1.96
North Dakota                                         21                    $328,292.00                          0.05
Ohio                                                691                 $14,103,788.00                          1.99
Oklahoma                                            291                  $6,088,816.00                          0.86
Oregon                                              457                 $12,244,880.00                          1.73
Pennsylvania                                        859                 $19,264,086.00                          2.72
Rhode Island                                         50                  $1,276,919.00                          0.18
South Carolina                                      224                  $5,131,688.00                          0.72
South Dakota                                         18                    $450,754.00                          0.06
Tennessee                                           505                 $10,264,202.00                          1.45
Texas                                                64                  $1,359,189.00                          0.19
Utah                                                497                 $12,727,065.00                          1.79
Vermont                                              22                    $399,765.00                          0.06
Virginia                                            441                 $11,485,961.00                          1.62
Washington                                          944                 $29,796,811.00                           4.2

West Virginia                                        47                    $905,510.00                          0.13
Wisconsin                                           340                  $7,134,504.00                          1.01
Wyoming                                              73                  $1,978,464.00                          0.28
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================




Range of Credit Scores for the Mortgage Loans

                                                                                                       Percentage of
Range of                                      Number of               Aggregate Unpaid      Reference Date Aggregate
Credit Scores                            Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
821 - 840                                             9                       $122,170                          0.02 %
801 - 820                                           325                     $5,832,592                          0.82
781 - 800                                         1,910                    $42,452,133                          5.99
761 - 780                                         2,860                    $70,868,040                          9.99
741 - 760                                         3,294                    $88,782,100                         12.52
721 - 740                                         3,447                    $98,014,100                         13.82
701 - 720                                         4,043                   $120,444,262                         16.99
681 - 700                                         3,443                   $102,547,079                         14.46
661 - 680                                         2,833                    $92,215,415                         13.00
641 - 660                                         1,592                    $50,826,700                          7.17
621 - 640                                         1,091                    $34,657,974                          4.89
601 - 620                                            62                     $2,173,228                          0.31
581 - 600                                             4                       $132,599                          0.02
561 - 580                                             2                        $29,770                          0.00
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================







Property Type

                                                                                                       Percentage of
                                              Number of               Aggregate Unpaid      Reference Date Aggregate
Description                              Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
Single Family Residence                          19,737                   $555,560,790                         78.35 %
Planned Unit Development                          3,369                   $109,721,271                         15.47
Low-Rise Condominium                              1,579                    $36,994,546                          5.22
2-4 Family Residence                                230                     $6,821,556                          0.96
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================

Gross Margins

                                                                                                       Percentage of
Range of Gross                                Number of               Aggregate Unpaid      Reference Date Aggregate
Margins (%)                              Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
0                                                 2,703                    $96,604,211                         13.62 %
0.001 - 0.250                                       466                    $19,884,516                          2.80
0.251 - 0.500                                     2,499                    $85,927,645                         12.12
0.501 - 0.750                                       103                     $5,958,302                          0.84
0.751 - 1.000                                       231                    $14,154,943                          2.00
1.001 - 1.250                                     1,233                    $35,909,342                          5.06
1.251 - 1.500                                       601                    $15,531,829                          2.19
1.501 - 1.750                                       482                    $13,768,715                          1.94
1.751 - 2.000                                     4,895                    $98,088,662                         13.83
2.001 - 2.250                                     1,866                    $47,393,955                          6.68
2.251 - 2.500                                     3,768                   $110,229,587                         15.55
2.501 - 2.750                                       316                    $12,154,537                          1.71
2.751 - 3.000                                     1,881                    $49,400,421                          6.97
3.001 - 3.250                                       305                     $6,389,001                          0.90
3.251 - 3.500                                     2,087                    $62,223,405                          8.78
3.501 - 3.750                                       602                    $14,269,609                          2.01
3.751 - 4.000                                       105                     $2,983,663                          0.42
4.001 - 4.250                                       270                     $6,313,933                          0.89
4.251 - 4.500                                        79                     $1,652,783                          0.23
4.501 - 4.750                                       285                     $7,494,691                          1.06
4.751 - 5.000                                        86                     $1,675,879                          0.24
5.001 - 5.250                                         3                        $67,813                          0.01
5.251 - 5.500                                        20                       $202,216                          0.03
5.501 - 5.750                                         4                        $39,442                          0.01
6.001 - 6.250                                        17                       $506,472                          0.07
6.251 - 6.500                                         7                       $234,694                          0.03
6.501 - 6.750                                         1                        $37,898                          0.01
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================

Credit Limit Utilization Rates

                                                                                                       Percentage of
Range of Credit Limit                         Number of               Aggregate Unpaid      Reference Date Aggregate
Utilization Rates (%)                    Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
0.00%                                             3,148                    $34,997,517                          4.94 %
0.01% - 10.00%                                      679                    $16,920,646                          2.39
10.01% - 20.00%                                     679                    $18,793,362                          2.65
20.01% - 30.00%                                     784                    $22,177,426                          3.13
30.01% - 40.00%                                     902                    $23,143,759                          3.26
40.01% - 50.00%                                   1,103                    $28,604,881                          4.03
50.01% - 60.00%                                     938                    $28,912,459                          4.08
60.01% - 70.00%                                     987                    $29,622,979                          4.18
70.01% - 80.00%                                   1,039                    $33,234,131                          4.69
80.01% - 90.00%                                     945                    $33,606,628                          4.74
90.01% - 100.00%                                 13,711                   $439,084,375                         61.92
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================







Maximum Loan Rates

                                                                                                       Percentage of
Maximum                                       Number of               Aggregate Unpaid      Reference Date Aggregate
Loan Rates                               Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
8.75                                               494                     $10,024,591                          1.41 %
9.00                                                 3                         $35,632                          0.01
9.50                                                 1                            $720                          0.00
10.00                                                1                          $8,000                          0.00
10.50                                                1                         $39,367                          0.01
10.75                                                2                         $64,370                          0.01
11.00                                                1                         $18,797                          0.00
16.00                                              625                     $14,186,047                          2.00
17.00                                            1,636                     $40,843,074                          5.76
18.00                                           22,127                    $643,201,248                         90.71
21.00                                               23                        $676,315                          0.10
23.99                                                1                              $0                          0.00
--------------------------------------------------------------------------------------------------------------------

Total                                           24,915                    $709,098,162                           100 %
======================================================================================================================

Credit Limits

                                                                                                       Percentage of
Range of Credit                               Number of               Aggregate Unpaid      Reference Date Aggregate
Limits ($)                               Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                1,182                     $7,536,265                          1.06 %
$ 10,000.01 to $ 20,000                           7,331                    $89,774,534                         12.66
$ 20,000.01 to $ 30,000                           6,398                   $132,170,094                         18.64
$ 30,000.01 to $ 40,000                           3,226                    $91,532,847                         12.91
$ 40,000.01 to $ 50,000                           2,609                    $89,370,309                         12.60
$ 50,000.01 to $ 60,000                             903                    $41,019,444                          5.78
$ 60,000.01 to $ 70,000                             562                    $30,420,935                          4.29
$ 70,000.01 to $ 80,000                             546                    $30,930,169                          4.36
$ 80,000.01 to $ 90,000                             309                    $21,317,103                          3.01
$ 90,000.01 to $100,000                             886                    $55,957,279                          7.89
$100,000.01 to $125,000                             237                    $20,815,988                          2.94
$125,000.01 to $150,000                             355                    $36,792,590                          5.19
$150,000.01 to $175,000                              67                     $7,739,204                          1.09
$175,000.01 to $200,000                              92                    $11,277,419                          1.59
$200,000.01 to $225,000                              30                     $4,244,370                          0.60
$225,000.01 to $250,000                              58                    $10,012,983                          1.41
$250,000.01 to $275,000                              21                     $3,817,906                          0.54
$275,000.01 to $300,000                              30                     $4,467,032                          0.63
$300,000.01 to $325,000                               7                     $1,675,395                          0.24
$325,000.01 to $350,000                               9                     $1,692,829                          0.24
$350,000.01 to $375,000                               7                     $2,293,282                          0.32
$375,000.01 to $400,000                              14                     $2,805,842                          0.40
$400,000.01 to $425,000                               4                     $1,290,084                          0.18
$425,000.01 to $450,000                               4                       $895,621                          0.13
$450,000.01 to $475,000                               1                       $179,003                          0.03
$475,000.01 to $500,000                              18                     $5,371,212                          0.76
$500,000.01 to $525,000                               1                       $385,291                          0.05
$600,000.01 to $625,000                               1                       $620,000                          0.09
$675,000.01 to $700,000                               2                       $315,755                          0.04
$750,000.01 to $775,000                               1                       $518,218                          0.07
$825,000.01 to $850,000                               1                       $840,000                          0.12
$975,000.01 to $1,000,000                             2                     $1,019,158                          0.14
Greater than $1,000,000                               1                             $0                          0.00
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================



Lien Priority

                                                                                                       Percentage of
                                              Number of               Aggregate Unpaid      Reference Date Aggregate
Lien Property                            Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
1st Liens                                           509                    $37,576,747                          5.30 %
2nd Liens                                        24,406                   $671,521,415                         94.70
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================

Origination Year

                                                                                                       Percentage of
                                              Number of               Aggregate Unpaid      Reference Date Aggregate
Year of Organization                     Mortgage Loans              Principal Balance             Principal Balance
--------------------------------------------------------------------------------------------------------------------
2001                                                765                    $25,526,741                          3.60
2002                                             24,150                   $683,571,421                         96.40 %
--------------------------------------------------------------------------------------------------------------------

Total                                            24,915                   $709,098,162                           100 %
======================================================================================================================

                                   EXHIBIT 2



------------------------------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-C
------------------------------------------------------------------------------

     Distribution Date:      July 15, 2003



---------------------------------------------------------------------------------------------------------------------------------
               Original          Beginning

                 Note              Note                                             Note                             Ending

              Principal          Principal       Principal          Interest    Distribution     Investor Loss        Note

Class          Balance            Balance        Distribution     Distribution     Amount          Amount         Principal Balance
---------------------------------------------------------------------------------------------------------------------------------
Note       1,150,000,000.00   $743,465,679.03   $41,433,603.81    $850,442.13    $42,284,045.94        $0.00       $702,032,075.22



---------------------------------------------------------------------------------------------------------------------------------
TOTAL     $1,150,000,000.00   $743,465,679.03   $41,433,603.81    $850,442.13    $42,284,045.94        $0.00       $702,032,075.22
----------------------------------------------------------------------------------------------------------------------------------









-------------------------------------------------------------------------------------------------------------------------
                                        AMOUNTS PER $1,000 UNIT

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                               Beginning                                                                    Ending

                                  Note            Principal         Interest            Note                 Note

    Class         CUSIP        Principal         Distribution     Distribution      Distribution      Principal Balance

                                Balance                                                Amount
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Note            126671 PR1    646.49189481       36.02922070       0.73951490        36.76873560          610.46267410
-------------------------------------------------------------------------------------------------------------------------







             -----------------------------------
                             Rates

             -----------------------------------


                    Class                Note

             -----------------------------------
                    Note              1.420000%

             -----------------------------------





             Investor Certificate Rates based on a LIBOR of:  1.18000%












     PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:



                                                             Barbara Grosse
                                                             Bank One, NA
                                                             1 Bank One Plaza
                                                             Chicago, IL 60670



                  Information pursuant to Section 4.04 of the

               Sale and Servicing Agreement dated March 27, 2002


  (i)    Investor Floating Allocation Percentage                99.06773%


  (ii)   Investor Distribution Amount                       42,284,045.94
  (iii)  Note Interest                                         850,442.13
         Note Interest not payable,
            due to insufficient Investor Interest
            Collections                                              0.00

  (iv)   Unpaid Investor Interest Shortfall paid                     0.00

         Per $1000 of Original Investor Principal Balance       0.0000000

------------------------------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-C
------------------------------------------------------------------------------

     Distribution Date:      July 15, 2003



(v)          Remaining Unpaid Investor
             Interest Shortfall         `                                0.00

             Per $1000 of Original Investor
             Principal Balance                                      0.0000000


(vi), (vii)  Principal Distributed
             Investor Loss Amount paid as
             principal                                             124,174.44

             Investor Loss Reduction Amounts
             paid as principal                                           0.00

             Accelerated Principal
             Distribution Amount                                    70,953.19

             Scheduled Principal Collections
             Payment Amount                                     41,238,476.18

             Guaranteed Principal Distribution Amount                    0.00
                                                              -----------------
             Total Principal Distributed                        41,433,603.81


(viii)       Unreimbursed Investor Loss
             Reduction Amounts                                           0.00

             Per $1000 of Original Investor Principal Balance       0.0000000


(ix)         Basis Risk Carryforward Distributed                         0.00


(x)          Basis Risk Carryforward Remaining                           0.00


(xi)         Servicing Fee                                         312,692.49

             Accrued and Unpaid Servicing Fees from
             Prior Periods                                               0.00


(xii)        Invested Amount (before distributions)            743,465,679.03

             Invested Amount (after distributions)             702,032,075.22

             Investor Certificate Principal Balance
             (after distributions)                             702,032,075.22

             Loan Factor                                            0.6201653


(xiii)       Asset Balance of Mortgage Loans                   709,098,161.89


(xiv)        Credit Enhancement Draw Amount                              0.00


(xv)         Delinquency Information
                                        ---------------------------------------
                                          Count    Balance      % of Group Bal
                                        ---------------------------------------
             30-59 days                     91   2,983,879.69        0.420799%
             60-89 days                     18     578,795.82        0.081624%
             90 or more days                64   2,124,630.74        0.299624%
                                        ---------------------------------------
             Total                         173   5,687,306.25        0.802048%
                                        ---------------------------------------
             *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.


                                        ---------------------------------------
                                          Count    Balance      % of Group Bal
                                        ---------------------------------------
             Bankruptcy                    102   3,293,894.89         0.464519%
                                        ---------------------------------------
             *Note: Bankruptcy Loans are also included in Delinquencies

(xvi)        Foreclosure and REO
             Information


                                        ---------------------------------------
                                          Count    Balance      % of Group Bal
                                        ---------------------------------------
             Foreclosure                    23   1,103,592.69         0.155633%
             REO                             0           0.00         0.000000%
                                        ---------------------------------------
             Total                          23   1,103,592.69         0.155633%
                                        ---------------------------------------



(xvii)       Optional Servicer Advances (Current
             Collection Period)                                           0.00

             Optional Servicer Advances                                   0.00
             (Outstanding)


(xviii)      Note Rate                                               1.420000%


(xix)        Mortgage Loans retransferred to the Transferor pursuant to Sect.
             2.04 and 2.06
             Count                                                           0
             Principal Balance                                            0.00


(xx)         Subordinated Transferor Collections                  7,066,086.67



(xxi)        Overcollateralization Step-Down Amount                       0.00


(xxii)       Available Transferor Subordinated Amount             7,066,086.67

             Required Transferor Subordinated Amount              7,067,255.20

             Interest Collections (non-Investor)                     33,022.82

             Transferor Principal Collections                     8,292,017.16


(xxiii)      Mortgage Loans for which the Mortgage Loan
             File was not delivered to the Indenture
             Trustee within 30 days of the              Number              0
             Closing Date                              Balance            0.00






                               Other information


             Transferor Principal Balance                         6,996,302.01
             (Beginning)

------------------------------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-C
------------------------------------------------------------------------------

     Distribution Date:      July 15, 2003


Transferor Principal Balance (Ending)                       7,066,086.67
Investor Fixed Allocation Percentage                               99.50%
Periods until Step-Down Remittance Date                               16


Mortgage Loans Payment Summary
Interest Received                                           3,854,902.45
Net Liquidation Proceeds (Allocable to Interest)                    0.00
Insurance Proceeds (Allocable to Interest)                          0.00
Servicer Optional Advance (Allocable to Interest)                   0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)           0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)             0.00
Residual Advance                                                    0.00
                                                          ----------------
Total Interest                                              3,854,902.45
Investor Interest Collections                               3,509,187.14


Begining Balance                                          750,461,981.04
Principal Collections                                      49,530,493.34
Net Liquidation Proceeds (Alloc. to Principal)                      0.00
Insurance Proceeds (Alloc. to Principal)                            0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)             0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)               0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06         0.00
Transfer Deposit Amount per Sect. 2.02 (a)                          0.00
                                                          ----------------
Total Principal                                            49,530,493.34


Additional Balances                                         8,292,017.16
Ending Principal Balance                                  709,098,161.89
Total Collections                                          53,072,703.30
Alternative Principal Payment                              41,238,476.18


Loans Average Daily Balance                               750,397,835.77


Weighted Average Loan Rate                                        6.0415%
Weighted Average Net Loan Rate                                    5.4115%
Maximum Rate                                                      5.3373%


Excess Interest                                             2,387,556.38


Loan Modification Summary                                      Current       Cumulative      % of Initial
                                                               -------       ----------      ------------

Loans with Senior Lien Balance Modification (CLTV<80%)        431,708.20    7,935,616.53             0.35%
Loans with Senior Lien Balance Modification (CLTV>80%)      2,060,875.07   19,373,146.18             0.86%
Loans with Credit Limit Modification                        1,086,600.00   19,394,132.00             0.86%
Loans with Gross Margin Modification                          801,190.26   12,845,778.73             0.57%



Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment
Shortfall                                                           0.00
MBIA Surety Bond in force?                                       YES
Credit Enhancement Draw Amount                                      0.00
Guaranteed Principal Payment Amount                                 0.00
Guaranteed Distribution                                       850,442.13
Credit Enhancement Premium                                     76,061.00


Required O/C Amount                                             1,168.53
Beginning O/C Amount                                                0.00
Ending O/C Amount                                                   0.00
Ending O/C Amount (% of Original Pool Balance)                    0.0000%


Liquidation Loss Amount (Current Period)                      125,342.97
Liquidation Loss Amount (Cumulative)                          832,879.37





Monthly Delinquency Rate                                          0.5073%
Rolling Six Month Delinquency Rate                                0.4108%
Spread Rate                                                       3.7793%
Excess Spread Rate                                                3.9915%


Required Subordinated Percentage                                    1.50%
Balance used for Required Subordinated Amount             Initial Balance
Initial Subordinated Amount                               (17,992,058.06)
Can Required Transferor Subordinated Amount be
Reduced?                                                         NO
Has a Rapid Amortization Event occurred?                         NO
Cause of Rapid Amortization Event.                               NA
Has an Event of Servicing Termination occurred?                  NO
Cause of Event of Servicing Termination.                         NA

------------------------------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-C
------------------------------------------------------------------------------

     Distribution Date:      July 15, 2003







                                                          ----------------


---------------------------------------------------------------------------------------------------------------------
                                                   RECONCILIATION REPORT

                                                                      ISSUE DATE                       27-Mar-02
DEAL NAME:              COUNTRYWIDE HOME LOANS, INC.                  DISTRIBUTION DATE:               15-Jul-03
                        Revolving Home Equity Loan Asset Backed       DETERMINATION DATE               12-Jul-03
                        Certificates, Series 2002-C                   RUN DATE:                        10-Jul-03
                                                                                                      08:42:35 AM

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
---------------------------------------------------------------------------------------------------------------------


A. Cash Available for Distribution                                                                        Total
                                                                                                          -----
Net Collections Interest Collections - per Servicer Report                                         $3,542,209.96
Principal Collections - per Servicer Report                                                       $49,530,493.34
Residual Advance                                                                                           $0.00
Cash Released from Additional Loan Account                                                                 $0.00
Insured Payment                                                                                            $0.00
--------------------------                                                                      ==================
Total Deposit to Collection Account                                                               $53,072,703.30


---------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
---------------------------------------------------------------------------------------------------------------------


A. Amounts Distributed:

Section 5.01

Premium to Credit Enhancer                                                                            $76,061.00
Investor Certificate Interest and Unpaid Investor Certificate Interest                               $850,442.13
Unreimbursed Credit Enhancement Draw Amounts                                                               $0.00
Amounts owed Master Servicer per Sect. 3.08 and 5.03                                                       $0.00
Basis Risk Carryforward                                                                                    $0.00
Class A Investor Certificate Principal Distributed                                                $41,433,603.81
Transferor Interest Distributed                                                                    $2,420,579.20
Transferor Principal Distributed                                                                   $8,292,017.16
                                                                                                ==================



                                                                                                ------------------
Total Distributions                                                                                53,072,703.30
                                                                                                ------------------

Difference (Remains in Collections Account)                                                                 0.00


Balance Reconciliation

Loan Group Beginning Balance                                                                      750,461,981.04
Loan Group Ending Balance                                                                        $709,098,161.89
                                                                                                ==================
Change in Balance                                                                                  41,363,819.15
Principal Collections                                                                             $49,530,493.34
Liquidation Loss Amount                                                                              $125,342.97
Additional Balances                                                                                $8,292,017.16
Additional Loan Account Draw                                                                               $0.00
                                                                                                ==================
Balance Check                                                                                               0.00


                                                                                                                  Page 6
